Exhibit (g)(1)

CUSTODIAN AGREEMENT

Dated as of January 1, 2007

Between

Each of the Investment Companies

Listed on Appendix "A" Attached Hereto

and

BROWN BROTHERS HARRIMAN AND COMPANY

APPENDICES

Appendix "A"	-	List of Funds and Portfolios
Appendix "B"	-	List of Additional Custodians, Special Subcustodians and Foreign Subcustodians
Appendix "C"	-	Procedures Relating to Custodian' Security Interest
Appendix "D"	-	List of Central Funds and Fund of Funds Portfolios
Appendix "E"	-	List of Transfer Agent Accounts and Foreign Exchange Accounts

CUSTODIAN AGREEMENT

AGREEMENT made as of the 1st day of January, 2007 between each of the Investment Companies Listed on Appendix "A" hereto, as the same may be amended from time to time, (each a "Fund" and collectively the "Funds") and Brown Brothers Harriman & Company (the "Custodian").

WITNESSETH

WHEREAS, each Fund may itself represent, or may be organized with one or more series of shares each of which shall represent, an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix "A" being hereinafter referred to individually, as a "Portfolio," and collectively, as the "Portfolios"); and

WHEREAS, each Fund desires to appoint the Custodian as custodian on behalf of each of its Portfolios in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed so to act as custodian.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
APPOINTMENT OF CUSTODIAN

On behalf of each of its Portfolios, each Fund hereby employs and appoints the Custodian as a custodian, subject to the terms and provisions of this Agreement. Each Fund shall deliver to the Custodian, or shall cause to be delivered to the Custodian, cash, securities and other assets owned by each of its Portfolios from time to time during the term of this Agreement and shall specify to which of its Portfolios such cash, securities and other assets are to be specifically allocated.

ARTICLE II
POWERS AND DUTIES OF CUSTODIAN

As custodian, the Custodian shall have and perform the powers and duties set forth in this Article II. Pursuant to and in accordance with Article IV hereof, the Custodian may appoint one or more Subcustodians or may maintain assets with one or more Eligible Securities Depositories (each as hereinafter defined) to exercise the powers and perform the duties of the Custodian set forth in this Article II and references to the Custodian in this Article II shall include any Subcustodian or Eligible Securities Depository so appointed or utilized, as applicable.

ARTICLE II.1. Safekeeping. The Custodian shall keep safely all cash, securities and other assets of each Fund's Portfolios delivered to the Custodian and, on behalf of such Portfolios, the Custodian shall, from time to time, accept delivery of cash, securities and other assets for safekeeping.

ARTICLE II.2. Manner of Holding Securities and Other Assets.

(a) Except to the extent precluded by Section 8-501(d) of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts ("UCC"), the Custodian shall hold all securities and other assets, other than cash, of a Fund's Portfolio that are delivered to it hereunder in a "securities account" with the Custodian for and in the name of such Portfolio and, except to the extent precluded by Section 8-501(d) of the UCC, shall treat all such assets, other than cash, as "financial assets" as those terms are used in the UCC. The Custodian shall at all times hold securities or other financial assets held for each Fund's Portfolios either: (i) by physical possession of the certificated securities or instruments representing such financial assets, in either registered or bearer form; or (ii) in book-entry form by maintaining "security entitlements," within the meaning of the UCC, with respect to such financial assets with (A) a Securities System (as hereinafter defined) in accordance with the provisions of Section 2.22(a) below or (B) an Eligible Securities Depository in accordance with the provisions of Section 2.22(b) below. The standards for the performance of the duties and obligations of the Custodian under UCC Article 8, including without limitation Section 8-504 through Section 8-508, with respect to securities entitlements of a Fund or its Portfolio(s) shall be as set forth under this Agreement.

(b) The Custodian shall at all times hold registered securities of each Portfolio in the name of the Custodian, the Portfolio or a nominee of either of them, unless specifically directed by Proper Instructions to hold such registered securities in so-called street name; provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of a Portfolio, or only assets held by the Custodian as a fiduciary or custodian for customers; and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.

(c) Notwithstanding the provisions of the foregoing paragraphs of this Section 2.02, the Custodian is hereby authorized to maintain the shares of certain open-end management investment companies, managed by Fidelity Management & Research Company ("FMR") or its affiliates or successors as listed on Appendix "D" hereto, as the same may be amended from time to time in accordance with Section 9.06(e) hereof, (the "Central Funds") owned by the Portfolios, in book-entry form directly with the transfer agent or a designated sub-transfer agent of each such Central Fund ("Central Funds Transfer Agent"), subject to and in accordance with the following provisions:

(i) Such Central Fund shares shall be maintained in separate custodian accounts for each Portfolio in the Custodian's name or nominee, as custodian for such Portfolio or Portfolios.

(ii) The Custodian will implement appropriate control procedures (the "Central Fund Control Procedures") to ensure that (A) only authorized personnel of the Custodian will be authorized to give instructions to the Central Fund Transfer Agent in connection with a Portfolio's purchase or sale of Central Fund shares, (B) trade instructions sent to the Central Fund Transfer Agent are properly acknowledged by the Central Fund Transfer Agent, and (C) the Central Fund Transfer Agent's records of each Portfolio's holdings of Central Fund shares are properly reconciled with the Custodian's records.

(d) Notwithstanding the provisions of the foregoing paragraphs of this Section 2.02, the Custodian is hereby authorized to maintain the shares of certain open-end management investment companies (the "Underlying Funds") owned by one or more of the Fidelity Fund of Funds as listed on Appendix "D" hereto, as the same may be amended from time to time in accordance with the provisions of Section 9.06(e) hereof, (each a "Fund of Funds Portfolio" and collectively the "Fund of Funds Portfolios") in book-entry form directly with the transfer agent or a designated sub-transfer agent of each such Underlying Fund (an "Underlying Fund Transfer Agent"), subject to and in accordance with the following provisions:

(i) Such Underlying Fund shares shall be maintained in separate custodian accounts for each Fund of Funds Portfolio in the Custodian's name or nominee, as the custodian for such Fund of Funds Portfolio.

(ii) The Custodian will implement appropriate control procedures (the "Fund of Funds Portfolio Control Procedures") to ensure that the Underlying Fund Transfer Agent's records of each Fund of Funds Portfolio's holdings of Underlying Fund shares are properly reconciled with the Custodian's records.

ARTICLE II.3. Security Purchases. Upon receipt of Proper Instructions (as hereinafter defined), the Custodian shall pay for and receive securities purchased for the account of a Portfolio, provided that, payment shall be made by the Custodian only upon receipt of the securities by: (1) the Custodian; (2) a clearing corporation of a national securities exchange of which the Custodian is a member; (3) a Securities System; or (4) an Eligible Securities Depository. Notwithstanding the foregoing, upon receipt of Proper Instructions: (i) in the case of a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book-entry into the Account (as hereinafter defined) maintained with such Securities System by the Custodian, provided that, the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account; (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 2.09, 2.10, 2.12 and 2.13 hereof, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; (iv) in the case of the purchase of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the receipt of such securities and the payment therefor take place in different countries, the Custodian may receive delivery of such securities and make payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof; (v) in the case of the purchase of Central Fund shares, the Custodian shall pay for and receive Central Fund shares purchased for the account of a Portfolio; provided that (A) the Custodian shall only send instructions to purchase such shares to the Central Fund Transfer Agent in accordance with the Central Fund Control Procedures ("Central Fund Purchase Instructions") upon receipt of Proper Instructions from the Fund, and (B) the Custodian shall release funds to the Central Fund Transfer Agent only after receiving acknowledgment from the Central Fund Transfer Agent that it has received the Central Fund Purchase Instructions; and (vi) in the case of the purchase of Underlying Fund shares for a Fund of Funds Portfolio, the Custodian shall pay for and receive such Underlying Fund shares purchased for the account of a Portfolio, provided that, (A) the Custodian shall only send instructions to purchase such shares to the Underlying Fund Transfer Agent in accordance with the Fund of Funds Portfolio Control Procedures ("Fund of Funds Portfolio Purchase Instructions") upon receipt of instructions from FMR's custody operations and (B) the Custodian shall release funds to the Underlying Fund Transfer Agent only after receiving confirmation from such Underlying Fund Transfer Agent that it has received the Fund of Funds Portfolio Purchase Instructions. For purposes of this Agreement, an "Institutional Client" shall mean a major commercial bank, corporation, insurance company, pension fund or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.

ARTICLE II.4. Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall exchange securities held by it for the account of a Portfolio for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan. The Custodian shall, without receiving Proper Instructions: surrender securities in temporary form for definitive securities; surrender securities for transfer into the name of the Custodian, a Portfolio or a nominee of either of them, as permitted by Section 2.02(b); and surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or a nominee of the Custodian.

ARTICLE II.5. Sales of Securities. (a) Upon receipt of Proper Instructions, the Custodian shall make delivery of securities which have been sold for the account of a Portfolio, but only against payment therefor in the form of: (1) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (2) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (3) credit to the Account of the Custodian with a Securities System or Eligible Securities Depository, in accordance with the provisions of Section 2.22(a) and Section 2.22(b) hereof. Notwithstanding the foregoing, upon the receipt of Proper Instructions: (i) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; (ii) in the case of the sale of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the delivery of such securities and receipt of payment therefor take place in different countries, the Custodian may deliver such securities and receive payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof; (iii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent; (iv) in the case of Central Fund shares, the Custodian shall release Central Fund shares sold for the account of a Portfolio, provided that (A) the Custodian shall only send instructions to sell such shares to the Central Fund Transfer Agent in accordance with the Central Fund Control Procedures ("Central Fund Sell Instructions") upon receipt of Proper Instructions, and (B) such Central Fund Sell Instructions shall be properly confirmed by the Central Fund Transfer Agent; and (v) in the case of the sale of Underlying Fund shares of a Fund of Funds Portfolio, the Custodian shall release such Underlying Fund shares, provided that, the Custodian shall only send instructions to sell shares to an Underlying Fund Transfer Agent in accordance with the Fund of Funds Portfolio Control Procedures (the "Fund of Funds Portfolio Sell Instructions") upon receipt of Fund of Funds Portfolio Sell Instructions from FMR's custody operations.

ARTICLE II.6. Depositary Receipts. Upon receipt of Proper Instructions, the Custodian shall surrender securities to the depositary used for such securities by an issuer of American Depositary Receipts, Global Depository Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate. Upon receipt of Proper Instructions, the Custodian shall surrender ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian.

ARTICLE II.7. Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify each applicable Fund of such action in writing by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.

ARTICLE II.8. Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights and other items of like nature and, upon receipt of Proper Instructions, take action with respect to the same as directed in such Proper Instructions.

ARTICLE II.9. Options. Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, a Fund on behalf of any applicable Portfolio relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the applicable Portfolio; (b) pledge or deposit and maintain in a segregated account, as applicable securities (either physically or by book-entry in a Securities System), cash or other assets; and (c) pay, release and/or transfer such securities, cash or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions. Each Fund, on behalf of its applicable Portfolios, and the broker-dealer shall be solely responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

ARTICLE II.10. Futures Contracts. Upon receipt of Proper Instructions, the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the applicable Portfolio; (b) deposit and maintain such cash, securities and other assets designated as initial, maintenance or variation "margin" deposits intended to secure the applicable Portfolio's performance of its obligations under any such futures contracts purchased or sold or any such options on futures contracts written by the Portfolio (i) in a segregated account established in accordance with the provisions of a futures margin procedural agreement among a Fund, on behalf of any applicable Portfolio, the Custodian and any futures commission merchant (a "Procedural Agreement"), designed to comply with the rules of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits (a "Segregated Futures Margin Account"), or (ii) in a broker's margin account meeting the requirements of Rule 17f-6 under the 1940 Act, as the same may be amended from time to time (a "Broker's Futures Margin Account"); and (c) release to the applicable Portfolio any such assets held in a Segregated Futures Margin Account, or accept delivery of such assets back from a Broker's Margin Account, as the case may be. In the absence of Proper Instructions, the Custodian may release assets from and/or transfer assets into a Segregated Futures Margin Account only in accordance with the provisions of the applicable Procedural Agreement. Each Fund, on behalf of its applicable Portfolios, and the applicable futures commission merchant shall be solely responsible for the sufficiency of assets held in a Segregated Futures Margin Account or Broker's Futures Margin Account, as the case may be, in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms. For purposes of determining the Custodian's obligations with respect to any losses resulting from the acts or omissions of any futures commission merchant holding Portfolio assets in a Broker's Futures Margin Account, such futures commission merchant shall be deemed to be an Additional Custodian (as defined below), and the Custodian's liability shall be governed by the provisions of Section 5.02(c) hereof.

ARTICLE II.11. Borrowing. Upon receipt of Proper Instructions, the Custodian shall deliver securities of a Portfolio to lenders or their agents, or otherwise establish a segregated account as agreed to by the applicable Fund on behalf of such Portfolio and the Custodian, as collateral for borrowings effected by such Portfolio, provided that such borrowed money is payable by the lender (a) to or upon the Custodian's order, as Custodian for such Portfolio, and (b) concurrently with delivery of such securities.

ARTICLE II.12. Interest Bearing Deposits. Upon receipt of Proper Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to collectively, as "Interest Bearing Deposits") for the account of a Portfolio, the Custodian shall purchase such Interest Bearing Deposits in the name of the Portfolio with such banks or trust companies (including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian) (hereinafter referred to as "Banking Institutions") and in such amounts as the applicable Fund may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as the applicable Fund on behalf of its Portfolio may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Portfolio appropriate notation as to the amount and currency of each such Interest Bearing Bank Deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such account, if any, as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to each Fund for Interest Bearing Deposits accepted on the Custodian's books in the United States of America on behalf of the Fund's Portfolios shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to each Fund for Interest Bearing Deposits accepted on the Custodian's books in one of its non-U.S. branches on behalf of the Fund's Portfolios shall be that of a non-U.S. branch of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those accepted on the Custodian's books, (a) the Custodian shall be responsible for the collection of income as set forth in Section 2.15 and the transmission of cash and instructions to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such Banking Institution to pay upon demand. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the applicable Fund deems necessary or appropriate to cause each such Interest Bearing Deposit Account to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

ARTICLE II.13. Foreign Exchange Transactions.

(a) Foreign Exchange Transactions Other Than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with such currency brokers or Banking Institutions as the applicable Fund may determine and direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 2.25. The Custodian shall have no duty with respect to the selection of the currency brokers or Banking Institutions with which a Fund deals on behalf of its Portfolios or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.

(b) Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio of such Fund with the Custodian as principal. The Custodian shall be responsible for the selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option.

(c) Payments. Notwithstanding anything to the contrary contained herein, upon receipt of Proper Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

ARTICLE II.14. Securities Loans. Upon receipt of Proper Instructions, the Custodian shall, in connection with loans of securities by a Portfolio, deliver securities of such Portfolio to the borrower thereof prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of securities secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the securities of the Portfolio to the borrower thereof only upon receipt of the collateral for such borrowing. Upon receipt of Proper Instructions, the Custodian shall release the collateral received in respect of a loan of securities to the borrower against receipt of the loaned securities.

ARTICLE II.15. Collections. The Custodian shall, and shall cause each Subcustodian to: (a) collect amounts due and payable to each Fund with respect to portfolio securities and other assets of each of such Fund's Portfolios; (b) promptly credit to the account of each applicable Portfolio all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the applicable Fund; (c) promptly endorse and deliver any instruments required to effect such collections; (d) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of each applicable Portfolio, or in connection with the purchase, sale or transfer of such securities or other assets; and (e) promptly file any certificates or other affidavits for the refund or reclaim of foreign taxes paid, and promptly notify each applicable Fund of any changes to law, interpretative rulings or procedures regarding such reclaims, and otherwise use all available measures customarily used to minimize the imposition of foreign taxes at source, and promptly inform each applicable Fund of alternative means of minimizing such taxes of which the Custodian shall become aware (or with the exercise of reasonable care should have become aware); provided, however, that with respect to portfolio securities registered in so-called street name, the Custodian shall use its best efforts to collect amounts due and payable to each Fund with respect to its Portfolios. The Custodian shall promptly notify each applicable Fund in writing by facsimile transmission, or in such other manner as each such Fund and the Custodian may agree in writing, if any amount payable with respect to portfolio securities or other assets of the Portfolios of such Fund(s) is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default.

ARTICLE II.16. Dividends, Distributions and Redemptions. The Custodian shall promptly release funds or securities: (a) upon receipt of Proper Instructions, to one or more Distribution Accounts designated by the applicable Fund or Funds in such Proper Instructions; or (b) upon receipt of Special Instructions, as otherwise directed by the applicable Fund or Funds, for the purpose of the payment of dividends or other distributions to shareholders of each applicable Portfolio, and payment to shareholders who have requested repurchase or redemption of their shares of the Portfolio(s) (collectively, the "Shares"). For purposes of this Agreement, a "Distribution Account" shall mean an account established at a Banking Institution designated by the applicable Fund on behalf of one or more of its Portfolios in Special Instructions.

ARTICLE II.17. Proceeds from Shares Sold. The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by the Funds, and shall promptly credit such funds to the account(s) of the applicable Portfolio(s). The Custodian shall promptly notify each applicable Fund of Custodian's receipt of cash in payment for Shares issued by such Fund by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the Custodian and the applicable Fund; and (b) make federal funds available to the applicable Fund as of specified times agreed upon from time to time by the applicable Fund and the Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of each applicable Portfolio.

ARTICLE II.18. Proxies, Notices, Etc. The Custodian shall deliver to each applicable Fund, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by one or more of the applicable Fund's Portfolios that are received by the Custodian, any Subcustodian, or any nominee of either of them (or with the exercise of reasonable care that the Custodian, any Subcustodian, or any nominee of either of them should have become aware), and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. The Custodian recognizes that this requirement applies to all securities and that each Fund's investments in non-U.S. securities may entail proxies and notices, which, for the avoidance of doubt, are explicitly covered hereunder. In the event that a Fund invests in non-U.S. securities in a market in which the Custodian does not offer proxy voting services, the Custodian shall promptly notify such Fund. Except as directed pursuant to Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto. In the event that the Custodian is unable to vote upon any such securities in accordance with Proper Instructions for any reason including, but not limited to, the failure of the applicable Fund to deliver any necessary powers of attorney or other documentation, the Custodian shall promptly notify (subject to market practices and rules) the applicable Fund.

ARTICLE II.19. Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, all bills, statements, or other obligations of each Portfolio.

ARTICLE II.20. Nondiscretionary Functions. The Custodian shall attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of each Portfolio held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

ARTICLE II.21. Bank Accounts.

(a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a bank account or accounts (hereinafter referred to collectively, as "Bank Accounts") on the books of the Custodian or any Subcustodian provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; and provided further, however, that such Bank Accounts in countries other than the United States of America may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to each applicable Fund for deposits accepted on the Custodian's books in the United States of America shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to each applicable Fund for deposits accepted on the Custodian's books in its non-U.S. branches shall be that of a non-U.S. branch of a U.S. bank for a similar deposit. The responsibilities of the Custodian to each applicable Fund for deposits accepted on any Subcustodian's books shall be governed by the provisions of Section 5.02.

(b) Accounts With Other Banking Institutions. The Custodian may open and operate Bank Accounts on behalf of a Portfolio, in the name of the Custodian or a nominee of the Custodian, at a Banking Institution other than the Custodian or any Subcustodian, provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. Subject to the provisions of Section 5.01(a), the Custodian shall be responsible for the selection of the Banking Institution and for the failure of such Banking Institution to pay according to the terms of the deposit.

(c) Transfer Agent and Foreign Exchange Settlement Accounts. The Custodian maintains certain Bank Accounts at the Custodian on behalf of the Funds (the "Transfer Agent Accounts") to facilitate the efficient transfer of cash to and from (i) the Bank Accounts established and maintained at the Custodian and (ii) bank accounts established and maintained at Banking Institutions other than the Custodian or any Subcustodian. The Custodian also maintains certain Bank Accounts at the Custodian on behalf of the Funds (the "Foreign Exchange Accounts") to facilitate the settlement of foreign currency transactions on a net basis, for immediate further allocation to those Funds participating in each foreign currency transaction. Each of the Funds and Custodian agree that the Custodian shall provide the Transfer Agent Accounts and the Foreign Exchange Accounts established and maintained by such Custodian with the same treatment as other Bank Accounts established and maintained pursuant to this Agreement, and any and all applicable representations, warranties, covenants, conditions, agreement, rights, obligations or duties of the Funds or the Custodian with respect to such Transfer Agent Accounts and Foreign Exchange Accounts shall be governed by the corresponding provisions of this Agreement. The Custodian shall also specify in the records it maintains with respect to the Funds and their Bank Accounts and any other records maintained or required to be maintained by this Agreement or applicable regulatory requirements by the Custodian, its relationship as Custodian pursuant to which the Transfer Agent Accounts and the Foreign Exchange Accounts are maintained in order to comply with the any applicable rules, regulations, or other requirements of the Federal Deposit Insurance Corporation. The Custodian agrees that such records shall be conclusive evidence of the individual and not joint interest of each Fund in any amounts then credited to the Transfer Agent Accounts or the Foreign Exchange Accounts. Each of the Transfer Agent Accounts and Foreign Exchange Accounts designated by the Funds is set forth on Appendix E to this Agreement, as the same may be amended from time to time in accordance with the terms of this Agreement. The Funds have authorized Fidelity Service Company, Inc., Fidelity Investments Institutional Operations Company, Inc. or any successor thereof to act on their behalf with respect to transactions involving the Transfer Agent Accounts.

(d) Deposit Insurance. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the applicable Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 2.21 to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

ARTICLE II.22. Deposit of Fund Assets in Securities Systems and Eligible Securities Depositories. (a) The Custodian may deposit and/or maintain domestic securities owned by a Portfolio in: (1) The Depository Trust Company; (2) any book-entry system as provided in (i) Subpart O of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115; or (3) any other domestic clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository and the use of which each applicable Fund has previously approved by Special Instructions (as hereinafter defined) (each of the foregoing being referred to in this Agreement as a "Securities System"). Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

(a) The Custodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which Account shall not contain any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.

(i) The Securities System shall be obligated to comply with the Custodian's directions with respect to the securities held in such Account and shall not be entitled to a lien against the assets in such Account for extensions of credit to the Custodian other than for payment of the purchase price of such assets.

(1) Each Fund hereby designates the Custodian as the party in whose name any securities deposited by the Custodian in the Account are to be registered or recorded.

(2) The books and records of the Custodian shall at all times identify those securities belonging to each Portfolio which are maintained in a Securities System.

(3) The Custodian shall pay for securities purchased for the account of a Portfolio only upon (w) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio. The Custodian shall transfer securities sold for the account of a Portfolio only upon (y) receipt of advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio. The Custodian shall at all times maintain suitable documentation, such as confirmations, position statements and other records, stored in an easily accessible format, commensurate with industry and regulatory standards, that shall identify transfers of securities from the Securities System for the account of such Portfolio. The Custodian shall deliver to each applicable Fund on the next succeeding Business Day daily transaction reports which shall include each day's transactions in the Securities System for the account of each applicable Portfolio. Such transaction reports shall be delivered to each applicable Fund or any agent designated by such Fund pursuant to Proper Instructions, by computer or in such other manner as such Fund and the Custodian may agree in writing.

(4) The Custodian shall, if requested by a Fund pursuant to Proper Instructions, provide such Fund with all reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

(5) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System (except the federal book-entry system) on behalf of any Portfolio as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of any Portfolio maintained with such Securities System.

(b) The Custodian may deposit and/or maintain "Foreign Assets" (as defined in Rule 17f-5 under the 1940 Act, as the same may be amended from time to time ("Rule 17f-5")), owned by a Portfolio in a securities depository located outside the United States of America that the Custodian has determined meets the definition of "Eligible Securities Depository" under Rule 17f-7(b)(1) under the 1940 Act, as the same may be amended from time to time ("Rule 17f-7"), or that has otherwise been made exempt pursuant to an exemptive order of the SEC or no-action letter of the staff of the SEC (each of the foregoing being referred to in this Agreement as an "Eligible Securities Depository"), provided that prior to the deposit or maintenance of Foreign Assets of a Fund with a securities depository located outside the United States of America, the Custodian shall have certified in writing to the Fund, on behalf of its Portfolios, that the securities depository is an "Eligible Securities Depository". Use of an Eligible Securities Depository shall be in accordance with applicable SEC rules and regulations, in particular Rule 17f-7 under the 1940 Act, and subject to the following provisions:

(i) The Custodian or any Subcustodian may deposit and/or maintain Foreign Assets held hereunder in an Eligible Securities Depository, provided that such Foreign Assets are represented in an Account of the Custodian or Subcustodian in the Eligible Securities Depository which Account shall not contain any assets of the Custodian or Subcustodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Eligible Securities Depository unless the Fund by Special Instructions permits another manner of holding, representing and/or designating a Fund's Foreign Assets.

(1) The Custodian shall, in accordance with the standard of care set forth in Section 5.01(a) hereof, be responsible for: (A) providing the Fund or its designee, on behalf of its applicable Portfolio(s), an analysis (in form and substance reasonably satisfactory to the Fund) of the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository; (B) establishing a system to monitor the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository; (C) monitoring the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository on a continuing basis; and (D) promptly notifying the Fund of any material change in the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository.

(2) The Eligible Securities Depository shall be obligated to comply with the Custodian's or Subcustodian's directions with respect to the Foreign Assets held in such Account, provided that the Foreign Assets held in such Account shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian or Subcustodian (or either of their respective creditors), except a claim for reasonable payment for their safe custody or administration.

(3) Each Fund hereby designates the Custodian or each Subcustodian as the party in whose name any Foreign Assets deposited by the Custodian or the Subcustodian in the Account are to be registered or recorded, provided, however, that the Custodian may register or record Foreign Assets of a Fund in the name of the Fund or other nominee for the Fund upon the Custodian's provision of written notice to the Fund of such proposed registration or recordation at least 5 Business Days prior to such registration or recordation.

(4) The books and records of the Custodian shall at all times identify those Foreign Assets belonging to each Portfolio which are maintained in an Eligible Securities Depository.

(5) The Custodian shall pay for Foreign Assets purchased for the account of a Portfolio only upon (w) receipt of advice from the Eligible Securities Depository that such Foreign Assets have been transferred to the Account of the Custodian or Subcustodian, and (x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio, provided however, if required under the laws of the jurisdiction in which the Eligible Securities Depository is located or pursuant to the rules of an Eligible Securities Depository, the Custodian may receive delivery of such securities and make payment therefor in accordance with such applicable laws or rules of the Eligible Securities Depository, but in all events subject to the standard of care set forth in Section 5.01(a) hereof. The Custodian or Subcustodian shall transfer Foreign Assets sold for the account of a Portfolio only upon (y) receipt of advice from the Eligible Securities Depository that payment for such Foreign Assets has been transferred to the Account of the Custodian or Subcustodian, and (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio, provided however, if required under the laws of the jurisdiction in which the Eligible Securities Depository is located or pursuant to the rules of an Eligible Securities Depository, the Custodian may make payment therefor and receive delivery of such securities in accordance with such applicable laws or rules of the Eligible Securities Depository, but in all events subject to the standard of care set forth in Section 5.01(a) hereof. Copies of all advices from the Eligible Securities Depository (or other suitable documentation commensurate with industry and regulatory standards) relating to transfers of Foreign Assets for the account of a Portfolio shall identify such Portfolio or the Custodian or Subcustodian who is holding the assets of such Portfolio and shall be maintained for such Portfolio by the Custodian. The Custodian shall deliver to each applicable Fund no later than the next succeeding Business Day, or at such other time or times as such Fund and the Custodian may agree in writing, daily transaction reports which shall include each day's transactions in the Eligible Securities Depository for the account of each applicable Portfolio. Such transaction reports shall be delivered to each applicable Fund or any agent designated by such Fund pursuant to Proper Instructions, by electronic device or system (including without limitation, computers) or in such other manner as such Fund and the Custodian may agree in writing.

(6) The Custodian shall, if requested by a Fund or its designee pursuant to Proper Instructions, provide such Fund with all reports obtained by the Custodian or any Subcustodian with respect to an Eligible Securities Depository's accounting system, internal accounting controls, and procedures for safeguarding Foreign Assets deposited in the Eligible Securities Depository.

(7) The Custodian (A) shall terminate the use of any Eligible Securities Depository on behalf of any Portfolio as soon as reasonably practicable and shall take all actions reasonably practicable to safeguard the Foreign Assets of any Portfolio maintained with such Eligible Securities Depository: (1) upon receipt of Special Instructions; or (2), in the absence of the receipt of Special Instructions, if the custody arrangement with the Eligible Securities Depository at any time ceases to satisfy the requirements of Rule 17f-7(b)(1), and (B) shall provide the Funds or their respective designees, on behalf of the Portfolios, with written notification of any termination of the Custodian's use of an Eligible Securities Depository at least 90 Business Days prior to the effective date of the proposed termination, unless the Funds in their discretion permit a shorter notification period.

(8) Each Eligible Securities Depository through which the Custodian maintains Foreign Assets of the applicable Portfolio(s) and the countries where they may hold Foreign Assets of the applicable Portfolio(s) shall be listed on Appendix "B" attached hereto, as the same may be amended from time to time in accordance with the provisions of Section 9.06(c) hereof.

ARTICLE II.23. Other Transfers.

(a) Upon receipt of Proper Instructions, the Custodian shall transfer to or receive from a third party that has been appointed to serve as an additional custodian of one or more Portfolios (an "Additional Custodian") securities, cash and other assets of such Portfolio(s) in accordance with such Proper Instructions. Each Additional Custodian shall be identified as such on Appendix "B", as the same may be amended from time to time in accordance with the provisions of Section 9.06(c) hereof.

(b) Upon receipt of Special Instructions, the Custodian shall make such other dispositions of securities, funds or other property of a Portfolio in a manner or for purposes other than as expressly set forth in this Agreement, provided that the Special Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities to be delivered, and the name of the person or persons to whom delivery is to be made, and shall otherwise comply with the provisions of Sections 3.01 and 3.03 hereof.

ARTICLE II.24. Establishment of Segregated Account. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Portfolio, into which account or accounts may be transferred cash and/or securities or other assets of such Portfolio, including securities maintained by the Custodian in a Securities System pursuant to Section 2.22(a) hereof or an Eligible Securities Depository pursuant to Section 2.22(b) hereof, said account or accounts to be maintained: (a) for the purposes set forth in Sections 2.09, 2.10 and 2.11 hereof; (b) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC or SEC rules or regulations relating to the maintenance of segregated accounts by registered investment companies; or (c) for such other purposes as set forth, from time to time, in Special Instructions.

ARTICLE II.25. Custodian's Books and Records. The Custodian shall provide any assistance reasonably requested by a Fund in the preparation of reports to such Fund's shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the accounts of each Portfolio as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act, including: (a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in transfer, (ii) securities in physical possession, (iii) securities borrowed, loaned or collateralizing obligations of each Portfolio, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (v) dividends and interest received, (vi) the amount of tax withheld by any person in respect of any collection made by the Custodian or any Subcustodian, and (vii) the amount of reclaims or refunds for foreign taxes paid; and (c) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of each Fund as such Fund shall reasonably request. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the applicable Fund and in compliance with the rules and regulations of the SEC, including, but not limited to, books and records required to be maintained by Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be the property of each applicable Fund and shall be available during normal business hours for inspection and use by such Fund and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, no Fund shall take any actions or cause the Custodian to take any actions which would cause, either directly or indirectly, the Custodian to violate any applicable laws, regulations or orders.

ARTICLE II.26. Opinion of Fund's Independent Certified Public Accountants. The Custodian shall take all reasonable action as a Fund may request to obtain from year to year favorable opinions from such Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form N-1A and the Fund's Form N-CSR or other periodic reports to the SEC and with respect to any other requirements of the SEC or the 1940 Act and the rules and regulations thereunder.

ARTICLE II.27. Reports by Independent Certified Public Accountants. At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System, Eligible Securities Depository or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by any Fund and as may reasonably be obtained by the Custodian.

ARTICLE II.28. Overdraft Facility. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Portfolio for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Portfolio, the Custodian may, in its discretion, provide an overdraft (an "Overdraft") to the applicable Fund on behalf of such Portfolio, in an amount sufficient to allow the completion of such payment. In the event of an overdraft to a Transfer Agent Account, upon request by the Custodian, the Funds shall promptly identify which Funds or which of their Portfolios are responsible for such overdraft in such Transfer Agent Accounts. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the applicable Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the applicable Fund on behalf of the applicable Portfolio at a rate agreed upon in writing, from time to time, by the Custodian and the applicable Fund. The Custodian and each Fund acknowledge that the purpose of such Overdrafts is to temporarily finance the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency expenses not reasonably foreseeable by such Fund. The Custodian shall promptly notify each applicable Fund in writing (an "Overdraft Notice") of any Overdraft by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing. At the request of the Custodian, each applicable Fund, on behalf of one or more of its Portfolios, shall pledge, assign and grant to the Custodian a security interest in certain specified securities of the applicable Portfolio, as security for Overdrafts provided to such Portfolio, under the terms and conditions set forth in Appendix "C" attached hereto. Notwithstanding anything herein to the contrary, except to the extent expressly provided for in Appendix "C", the Custodian hereby waives and agrees that it shall not claim, assert or enforce a lien, encumbrance or security interest in any of the assets of any Portfolio.

ARTICLE II.29. Insurance Requirements.

(a) The Custodian shall, at its own expense, procure and maintain: (i) workers compensation insurance for its own employees in an amount not less than the statutory limits under all applicable statutes, rules and regulations in each of the states in which Custodian operates and under all applicable federal statutes, rules and regulations, (ii) employers liability insurance in an amount not less than $1,000,000 per occurrence, (iii) comprehensive general liability insurance in an amount not less than $1,000,000 per occurrence, (iv) comprehensive automobile liability (including automobile non-ownership liability) insurance in a combined single limit amount of not less than $1,000,000 per occurrence, (v) umbrella or excess liability insurance providing coverages in excess of the coverages listed in (ii), (iii) and (iv) above in an amount not less than $5,000,000 per occurrence, (vi) errors and omission liability insurance in an amount not less than $10,000,000 per claim, (vii) a fidelity bond in an amount not less than $10,000,000 per loss, and (viii) electronic and computer crime insurance in an amount not less than $10,000,000 per loss, provided however that the term "Custodian" in this Section 2.29 shall not include a Subcustodian or Eligible Securities Depository. Nothing in this Section 2.29 shall be deemed to limit the Custodian's liability to the types or coverage amounts specified above or to limit any coverage under any of Custodian's insurance policies.

(b) Concurrent with the execution of this Agreement and, upon the request of a Fund, on each anniversary thereafter, Custodian shall provide a "certificate of insurance" to each Fund that evidences that policies, bonds or similar agreements providing the types and amounts of coverage specified in paragraph (a) of this section 2.29 have been entered into and are in full force and effect.

ARTICLE II.30. Provision of Information. At the request of a Fund, the Custodian shall promptly provide to such Fund all information relating to such Fund's, or any of its Portfolio's, cash, securities, and other assets which may be reasonably requested by such Fund in order to determine the amount to be paid to the Custodian under Article VI hereof. Such information shall be delivered to such Fund at such time(s) and in such form(s) specified by such Fund.

ARTICLE II.31. Compliance and Internal Control Reports. The Custodian shall promptly notify each Fund of each determination of significant deficiencies, material weaknesses or inadequacies in the internal accounting controls of the Custodian. In addition, in order to assist the Fund in complying with its obligations under applicable laws and regulations, the Custodian shall promptly provide to each Fund such periodic reports and reasonable documentation relating to the services provided by the Custodian to the Fund as the Fund may request from time to time, including, but not limited to, certifications regarding compliance with procedures for safekeeping, recordkeeping and reporting of the Fund's assets and transactions pursuant to this Agreement.

ARTICLE II.32. Local Regulatory Matters. The Custodian shall assist each Fund in complying with regulations and market practices of jurisdictions other than the United States of America applicable to the Fund's Foreign Assets as the Fund may reasonably request from time to time. Such assistance may include, but not be limited to, soliciting information and guidance from depositories, exchanges and regulators; obtaining legal opinions at the expense of the relevant Fund or Funds but only after such Fund or Funds have been notified and agree in writing to the amount of such expenses; acting as a Fund's representative (if required by local law) in making filings; and providing such other assistance with respect to its Foreign Assets as the Fund may reasonably request. Based on what the Custodian considers to be reasonably reliable sources of information, including its Foreign Subcustodians, Custodian shall inform each Fund as to the Custodian's understanding of the Fund's rights, duties and obligations under regulations and market practices of jurisdictions other than the United States of America in connection with actions taken by the Fund or the Custodian, including, but not limited to, corporate actions involving the Fund's securities.

ARTICLE III
PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS
AND RELATED MATTERS

ARTICLE III.1. Proper Instructions and Special Instructions.

(a) Proper Instructions. As used herein, the term "Proper Instructions" shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the applicable Fund by one or more Authorized Persons (as hereinafter defined); (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the applicable Fund by one or more Authorized Persons; provided, however, that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the applicable Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

(b) Special Instructions. As used herein, the term "Special Instructions" shall mean Proper Instructions countersigned or confirmed in writing by the Treasurer or any Deputy or Assistant Treasurer of the applicable Fund or any other person designated by the Treasurer of such Fund in writing, which countersignature or confirmation shall be (i) included on the same instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, by facsimile transmission, or in such other manner as the applicable Fund and the Custodian agree in writing.

(c) Address for Proper Instructions and Special Instructions. Proper Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the applicable Fund.

ARTICLE III.2. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified as appropriate by a Treasurer or any Deputy or Assistant Treasurer of such Fund, a certificate setting forth: (a) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of such Fund (collectively, the "Authorized Persons" and individually, an "Authorized Person"); and (b) the names, titles and signatures of those persons authorized to issue Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name(s) of a person previously authorized by a Fund to give Proper Instructions or to issue Special Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Special Instructions for that Fund.

ARTICLE III.3. Persons Having Access to Assets of the Portfolios. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Trustee, officer, employee or agent of any Fund shall have physical access to the assets of any Portfolio of that Fund held by the Custodian nor shall the Custodian deliver any assets of a Portfolio for delivery to an account of such person; provided, however, that nothing in this Section 3.03 shall prohibit (a) any Authorized Person from giving Proper Instructions, or any person authorized to issue Special Instructions from issuing Special Instructions, so long as such action does not result in delivery of or access to assets of any Portfolio prohibited by this Section 3.03; or (b) each Fund's independent certified public accountants from examining or reviewing the assets of the Portfolios of the Fund held by the Custodian. Each Fund shall deliver to the Custodian a written certificate identifying such Authorized Persons, Trustees, officers, employees and agents of such Fund.

ARTICLE III.4. Actions of Custodian Based on Proper Instructions and Special Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions or Special Instructions, as the case may be, and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

ARTICLE IV
SUBCUSTODIANS

The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians and Special Subcustodians to act on behalf of a Portfolio. (For purposes of this Agreement, all duly appointed Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians, and Special Subcustodians are hereinafter referred to collectively, as "Subcustodians.")

ARTICLE IV.1. Domestic Subcustodians. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"); provided that, the Custodian shall notify each applicable Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Domestic Subcustodian, and such Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If, following notice by the Custodian to each applicable Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, such Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its subcustodian.

ARTICLE IV.2. Foreign Subcustodians and Interim Subcustodians.

(a) Foreign Subcustodians. Subject to and in accordance with the following provisions, the Board of Trustees or other governing body or entity of each Fund, on behalf of its applicable Portfolio(s), hereby delegates its responsibilities as set forth in Rule 17f-5 under the 1940 Act, to the Custodian and appoints the Custodian as its "Foreign Custody Manager" (as such term is defined in Rule 17f-5), and the Custodian hereby accepts such delegation and appointment and agrees to (1) act on behalf of the applicable Fund(s) and Portfolio(s) in such capacity, (2) perform the responsibilities set forth in Rule 17f-5, and (3) exercise the standard of care set forth in Section 5.01(a) hereof in performing its responsibilities hereunder and under Rule 17f-5, except to the extent Rule 17f-5 provides a higher standard, in which case that standard shall apply.

(i) Subject to and in accordance with the provisions of Rule 17f-5, the Custodian may, at any time and from time to time, appoint: (A) any "Qualified Foreign Bank" (as such term is defined in Rule 17f-5), (B) any majority-owned direct or indirect subsidiary of a "U.S. Bank" (as such term is defined in Rule 17f-5) or U.S. bank holding company meeting the requirements of an "Eligible Foreign Custodian," (as such term is defined in Rule 17f-5), (C) any other entity which by order of the SEC, or by no-action letter of the staff of the SEC is exempt from meeting the requirements of an "Eligible Foreign Custodian" as set forth in Rule 17f-5, to act on behalf of the applicable Fund(s) and Portfolio(s) as a subcustodian for purposes of holding "Foreign Assets" (as defined in Rule 17f-5), or (D) any "Bank" (as such term is defined in the 1940 Act) that qualifies as and may serve as a custodian under Section 17(f) of the 1940 Act (each a "Foreign Subcustodian").

(ii) Without limiting the foregoing, the Custodian shall be responsible for (A) determining that each applicable Fund's or Portfolio's Foreign Assets, if maintained with each Foreign Subcustodian, will be subject to the standard of care set forth in Section 5.01(a) hereof after considering all factors relevant to the safekeeping of such assets including, without limitation, those factors set forth in the provisions of paragraph (c)(1) of Rule 17f-5, (B) ensuring that each foreign custody arrangement with a Foreign Subcustodian is governed by a written contract with the Custodian meeting the requirements of paragraph (c)(2) of Rule 17f-5 which will provide reasonable care for each applicable Fund's or Portfolio's Foreign Assets based on the standard of care set forth in Section 5.01(a) hereof , (C) determining that each contract with a Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of Rule 17f-5 or alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as the Custodian reasonably determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets of each Fund or Portfolio as such specified provisions in their entirety, (D) establishing a system to monitor the appropriateness of maintaining each applicable Fund's or Portfolio's Foreign Assets with each Foreign Subcustodian pursuant to paragraph (c)(1) of Rule 17f-5 and to monitor the performance of each Foreign Subcustodian under the subcustodian agreement between the Custodian and the Foreign Subcustodian, (E) monitoring the appropriateness of maintaining each applicable Fund's and Portfolio's Foreign Assets with each Foreign Subcustodian pursuant to paragraph (c)(1) of Rule 17f-5 and the performance of each Foreign Subcustodian under the subcustodian agreement between the Custodian and the Foreign Subcustodian, and (F) promptly notifying each applicable Fund or Portfolio whenever an arrangement described in the preceding clause (E) no longer satisfies the requirements of Rule 17f-5.

(iii) The Custodian shall prepare written reports to the Board of Trustees or other governing body or entity of each Fund, on behalf of its applicable Portfolio(s), on an annual basis showing (A) the identity and qualifications of each Foreign Subcustodian authorized by the Custodian to hold Foreign Assets of the Fund(s) and Portfolio(s), (B) the placement of the Fund's and Portfolio's Foreign Assets with each such Foreign Subcustodian, (C) the country or countries in which each Foreign Subcustodian is authorized to hold Foreign Assets of the applicable Fund(s) and Portfolio(s) and (D) any material changes to the Custodian's foreign custody arrangements for the applicable Fund(s) and Portfolio(s) since the submission of the Custodian's last written report to the applicable Fund's Board of Trustees or other governing body or entity pursuant to this Section 4.02(a)(iii), including without limitation:

(1) changes in the Foreign Subcustodians included in the Custodian's global custody network or arrangements;

(1) any change, including any amendment or modification to the subcustodian agreements between the Custodian and each of the Foreign Subcustodians, that could materially affect the ability of a Foreign Subcustodian to perform its duties in respect of the applicable Funds, or Portfolios' Foreign Assets.

In addition to the annual reports required by clause (a) (iii) above, the Custodian shall submit promptly (but in no event later than 5 Business Days after the event giving rise to a reporting requirement) interim reports to the Board of Trustees or other governing body or entity of each applicable Fund, on behalf of its applicable Portfolio(s), of any changes that have or could materially affect the ability of a Foreign Subcustodian to perform its duties in respect of the Funds' and Portfolios' assets and any actions that the Custodian has taken or proposes to take in connection with such changes.

(iv) Each duly appointed Foreign Subcustodian and the countries where and clearing agencies through which they may hold Foreign Assets of the applicable Fund(s) and Portfolio(s) shall be listed on Appendix "B" attached hereto and dated as of the date of this Agreement, as the same may be amended from time to time, in accordance with the provisions of Section 9.06(c) hereof.

(v) Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment by itself or by one of its Portfolios which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian to effect the appropriate arrangements with a proposed foreign subcustodian.

(vi) The Custodian shall provide the Funds or their respective designees, on behalf of their Portfolios, with written notification of any (A) proposed change in the Foreign Subcustodians included in the Custodian's global custody network or arrangements at least 30 Business Days prior to the effective date of the proposed change, if practicable or (B) termination, in whole or with respect to one or more specified jurisdictions, of its acceptance of the Board of Trustees or other governing body or entity of a Fund, on behalf of its applicable Portfolio(s), delegation and appointment as the Fund's "Foreign Custody Manager" at least 90 Business Days prior to the effective date of the proposed change or termination, unless, in either case, the Funds in their discretion permit a shorter notification period.

(b) Interim Subcustodians. Notwithstanding the foregoing, in the event that a Portfolio shall invest in a security or other asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall promptly notify the applicable Fund in writing by facsimile transmission or in such other manner as such Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and the Custodian shall, upon receipt of Special Instructions, appoint any Person designated by the applicable Fund in such Special Instructions to hold such security or other asset. The subcustodian agreement between the Custodian and any Interim Custodian (as hereinafter defined) shall comply with the provisions of the 1940 Act and the rules and regulations thereunder (including Rule 17f-5, if applicable) and the terms and provisions of this Agreement. The Custodian shall comply with Section 4.02 (a)(i), (ii), (iii), and (vi) hereof with respect to the appointment of an Interim Custodian. (Any Person appointed as a subcustodian pursuant to this Section 4.02(b) is hereinafter referred to as an "Interim Subcustodian.")

ARTICLE IV.3. Special Subcustodians. Upon receipt of Special Instructions, the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) establishing a joint trading account for the applicable Portfolio(s) and other registered open-end management investment companies for which Fidelity Management & Research Company serves as investment adviser, through which such Portfolios and such other investment companies shall collectively participate in certain repurchase transactions; (iii) providing depository and clearing agency services with respect to certain variable rate demand note securities; and (iv) effecting any other transactions designated by each applicable Fund in Special Instructions. (Each such designated subcustodian is hereinafter referred to as a "Special Subcustodian.") Each such duly appointed Special Subcustodian shall be listed on Appendix "B" attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.05(c) hereof. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by each applicable Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder (including Rule17f-5, if applicable) and the terms and provisions of this Agreement. If any Special Custodian is a Foreign Custodian, the Custodian shall comply with Section 4.02 of this Agreement. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

ARTICLE IV.4. Termination of a Subcustodian. The Custodian shall (i) cause each Domestic Subcustodian and Foreign Subcustodian to, and (ii) use its best efforts to cause each Interim Subcustodian and Special Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian is unable to cause such Subcustodian to fully perform its obligations thereunder, the Custodian shall forthwith, upon the receipt of Special Instructions, terminate such Subcustodian with respect to each applicable Fund and, if necessary or desirable, appoint a replacement Subcustodian in accordance with the provisions of Section 4.01 or Section 4.02, as the case may be. In addition to the foregoing, the Custodian (A) may, at any time in its discretion, upon written notification to each applicable Fund, terminate any Domestic Subcustodian, Foreign Subcustodian or Interim Subcustodian, and (B) shall, upon receipt of Special Instructions, terminate any Subcustodian with respect to each applicable Fund, in accordance with the termination provisions under the applicable subcustodian agreement.

ARTICLE IV.5. Certification Regarding Foreign Subcustodians. Each report presented to the Board of Trustees of each Fund, on behalf of itself or its applicable Portfolio(s), by the Custodian pursuant to Section 4.02(a)(iii) above shall be accompanied by a certificate representing that (A) the Custodian has established a system to monitor the appropriateness of maintaining the Fund's or Portfolio's Foreign Assets with each Foreign Subcustodian pursuant to paragraph (c)(1) of Rule 17f-5 and to monitor the performance of each Foreign Subcustodian under the subcustodian agreement between the Custodian and the Foreign Subcustodian, (B) the Custodian has monitored all Foreign Subcustodians and each Foreign Subcustodian continues to be an "Eligible Foreign Custodian," (as such term is defined in Rule 17f-5), (C) each Foreign Subcustodian continues to provide the standard of care set forth in Section 5.01(a) hereof, after considering all relevant factors, including without limitation, those factors set forth in paragraph (c)(1) of Rule 17f-5, (D) all foreign custody agreements between the Custodian and the Foreign Subcustodians continue to meet the requirements of paragraph (c)(2) of Rule 17f-5, (E) since the submission of the last report pursuant to Section 4.02(a)(iii) above, there have been no material adverse changes to the Custodian's foreign custody network or arrangements other than those reported to the Board of Trustees or other governing body or entity of the Fund, on behalf of itself or its applicable Portfolios, in the accompanying report, and (F) the information included in the report is true, accurate and complete in all material respects.

ARTICLE V
STANDARD OF CARE; INDEMNIFICATION

ARTICLE V.1. Standard of Care.

(a) General Standard of Care. The Custodian shall exercise reasonable care, prudence and diligence in carrying out all of its duties and obligations under this Agreement (or such higher standard, if any, under Rule 17f-4), and shall be liable to each Fund for all losses, damages and expenses suffered or incurred by such Fund or its Portfolio(s) resulting from the failure of the Custodian to exercise such reasonable care and diligence (or to comport with such higher standard of care under Rule 17f-4, if any).

(b) Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian, Securities System or Eligible Securities Depository, or any subcustodian, securities depository or securities system utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person's control and which could not reasonably be anticipated and/or prevented by such Person.

(c) Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any loss, damage or expense to any Fund or Portfolio, (i) the Custodian shall promptly notify the applicable Fund or Portfolio of the occurrence of such event, (ii) the Custodian shall cause any applicable Domestic Subcustodian or Foreign Subcustodian to, and (iii) the Custodian shall use its best efforts to cause any applicable Interim Subcustodian, Special Subcustodian or Eligible Securities Depository to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Funds and the Portfolios.

(d) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the applicable Fund or Funds, or (ii) at the expense of the Custodian, such other counsel as the applicable Fund(s) and the Custodian may agree upon; provided however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 5.01(a).

(e) Expenses of the Funds. In addition to the liability of the Custodian under this Article V, the Custodian shall be liable to each applicable Fund for all reasonable costs and expenses incurred by such Fund in connection with any claim by such Fund against the Custodian arising from the obligations of the Custodian hereunder, including, without limitation, all reasonable attorneys' fees and expenses incurred by such Fund in asserting any such claim, and all expenses incurred by such Fund in connection with any investigations, lawsuits or proceedings relating to such claim; provided that, such Fund has recovered from the Custodian for such claim.

(f) Liability for Past Records. The Custodian shall have no liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for such Fund by entities other than the Custodian prior to the Custodian's appointment as custodian for such Fund.

ARTICLE V.2. Liability of Custodian for Actions of Other Persons.

(a) Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian or any Foreign Subcustodian to the same extent as if such action or omission was performed by the Custodian itself. In the event of any loss, damage or expense suffered or incurred by a Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian would otherwise be liable, the Custodian shall promptly reimburse such Fund in the amount of any such loss, damage or expense.

(b) Interim Subcustodians. Notwithstanding the provisions of Section 5.01 to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the actions or omissions of an Interim Subcustodian unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided however, in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against such Interim Subcustodian to protect the interests of the Funds and the Portfolios.

(c) Special Subcustodians and Additional Custodians. Notwithstanding the provisions of Section 5.01 to the contrary and except as otherwise provided in any subcustodian agreement to which the Custodian, a Fund and any Special Subcustodian or Additional Custodian are parties, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the actions or omissions of a Special Subcustodian or Additional Subcustodian, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against any Special Subcustodian or Additional Custodian to protect the interests of the Funds and the Portfolios.

(d) Securities Systems and Eligible Securities Depositories. Notwithstanding the provisions of Section 5.01 to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the use by the Custodian of a Securities System or Eligible Securities Depository, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System or Eligible Securities Depository to protect the interests of the Funds and the Portfolios.

(e) Reimbursement of Expenses. Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 5.02; provided however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

ARTICLE V.3. Indemnification.

(a) Indemnification Obligations. Subject to the limitations set forth in this Agreement, each Fund severally and not jointly agrees to indemnify and hold harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian on behalf of such Fund in the performance of its duties and obligations under this Agreement; provided however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian or its nominee. In addition, each Fund agrees severally and not jointly to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Person, resulting from the fact that securities and other property of such Fund's Portfolios are registered in the name of such Person; provided however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any Person.

(b) Notice of Litigation, Right to Prosecute, Etc. No Fund shall be liable for indemnification under this Section 5.03 unless a Person shall have promptly notified such Fund in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under this Section 5.03. With respect to claims in such litigation or proceedings for which indemnity by a Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund to any Person, such Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund may be subject to an indemnification obligation; provided however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if such Fund has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding. If such Fund is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Person shall reasonably prosecute such litigation or proceeding. A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing each applicable Fund with adequate notice of any such settlement or judgment, and without each such Fund's prior written consent. All Persons shall submit written evidence to each applicable Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund may reasonably request.

ARTICLE V.4. Investment Limitations. If the Custodian has otherwise complied with the terms and conditions of this Agreement in performing its duties generally, and more particularly in connection with the purchase, sale or exchange of securities made by or for a Portfolio, the Custodian shall not be liable to the applicable Fund and such Fund agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian and its nominees arising out of any violation of any investment or other limitation to which such Fund is subject.

ARTICLE V.5. Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, each Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System, Eligible Securities Depository or other Person for loss, damage or expense caused such Fund by such Subcustodian, Securities System, Eligible Securities Depository or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System, Eligible Securities Depository or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund has not been made whole for any such loss or damage. If the Custodian makes such Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System, Eligible Securities Depository or other Person. Upon such Fund's election to enforce any rights of the Custodian under this Section 5.05, such Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by such Fund; provided that, so long as such Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 5.03 hereof with respect to such claim, such Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by such Fund without the Custodian's consent and provided further, that if such Fund has not made an acknowledgment of its obligation to indemnify, such Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with each Fund and take all actions reasonably requested by such Fund in connection with such Fund's enforcement of any rights of the Custodian. Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 5.05; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

ARTICLE VI
COMPENSATION

On behalf of each of its Portfolios, each Fund shall compensate the Custodian in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and such Fund.

ARTICLE VII
TERMINATION

ARTICLE VII.1. Termination of Agreement as to One or More Funds. With respect to each Fund, this Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Custodian by an instrument in writing delivered or mailed to such Fund, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by such Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by such Fund by written notice delivered to the Custodian, based upon such Fund's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as such Fund shall designate. In the event of termination pursuant to this Section 7.01 by any Fund (a "Terminating Fund"), each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses with respect to such Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses. Each Terminating Fund shall identify in any notice of termination a successor custodian or custodians to which the cash, securities and other assets of its Portfolios shall, upon termination of this Agreement with respect to such Terminating Fund, be delivered. In the event that no written notice designating a successor custodian shall have been delivered to the Custodian on or before the date when termination of this Agreement as to a Terminating Fund shall become effective, the Custodian may deliver to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities and other assets of such Terminating Fund's Portfolios held by the Custodian and all instruments held by the Custodian relative thereto and all other property of the Terminating Fund's Portfolios held by the Custodian under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian with respect to such Terminating Fund under this Agreement. In the event that securities and other assets of such Terminating Fund's Portfolios remain in the possession of the Custodian after the date of termination hereof with respect to such Terminating Fund owing to a failure of the Terminating Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Terminating Fund shall remain in full force and effect. In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other property owned by a Terminating Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with such Terminating Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

ARTICLE VII.2. Termination as to One or More Portfolios. This Agreement may be terminated as to one or more of a Fund's Portfolios (but less than all of its Portfolios) by delivery of an amended Appendix "A" deleting such Portfolios pursuant to Section 9.06(b) hereof, in which case termination as to such deleted Portfolios shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Appendix "A" which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 7.01 as to the identification of a successor custodian and the delivery of cash, securities and other assets of the Portfolio(s) so deleted, and shall not affect the obligations of the Custodian and any Fund hereunder with respect to the other Portfolios set forth in Appendix "A," as amended from time to time.

ARTICLE VIII
DEFINED TERMS

The following terms are defined in the following sections:

Term	Section
Account	2.22
ADRs	2.06
Additional Custodian	2.23(a)
Authorized Person(s)	3.02
Bank Accounts	2.21(a)
Banking Institution	2.12
Broker's Futures Margin Account	2.10
Business Day	Appendix "C"
Central Fund	2.02(c)
Central Fund Control Procedures	2.02(c)
Central Fund Purchase Instructions	2.03(v)
Central Fund Sell Instructions	2.05(iv)
Central Fund Transfer Agent	2.02(c)
Distribution Account	2.16
Domestic Subcustodian	4.01
Eligible Securities Depository	2.22(b)
Foreign Exchange Account	2.21(c)
Foreign Subcustodian	4.02(a)
Fund of Funds Portfolio	2.02(d)
Fund of Funds Portfolio Control Procedures	2.02(d)(ii)
Fund of Funds Portfolio Purchase Instructions	2.03(vi)
Fund of Funds Portfolio Sell Instructions	2.05(v)
Fund	Preamble
Institutional Client	2.03
Interest Bearing Deposits	2.12
Interim Subcustodian	4.02(b)
Overdraft	2.28
Overdraft Notice	2.28
Person	5.01(b)
Portfolio	Preamble
Procedural Agreement	2.10
Proper Instructions	3.01(a)
SEC	2.22(a)
Securities System	2.22(a)
Segregated Futures Margin Account	2.10
Shares	2.16
Special Instructions	3.01(b)
Special Subcustodian	4.03
Subcustodian	Article IV
Terminating Fund	7.01
Transfer Agent Account	2.21(c)
Underlying Fund	2.02(d)
Underlying Fund Transfer Agent	2.02(d)
1940 Act	Preamble

ARTICLE IX
MISCELLANEOUS

ARTICLE IX.1. Execution of Documents, Etc.

(a) Actions by each Fund. Upon request, each Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to such Fund under this Agreement or any applicable subcustodian agreement with respect to such Fund, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

(b) Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to each applicable Fund or to such other parties as such Fund(s) may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

ARTICLE IX.2. Representative Capacity; Nonrecourse Obligations. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF EACH FUND IS ON FILE WITH THE SECRETARY OF THE STATE OF THE FUND'S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF ANY FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF ANY FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF EACH FUND'S RESPECTIVE PORTFOLIOS. THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR PARTNER OF ANY FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF ANY FUND ARISING OUT OF THIS AGREEMENT.

ARTICLE IX.3. Several Obligations of the Funds and the Portfolios. WITH RESPECT TO ANY OBLIGATIONS OF A FUND ON BEHALF OF ANY OF ITS PORTFOLIOS ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS ARISING UNDER SECTIONS 2.28, 5.03, 5.05 and ARTICLE VI HEREOF, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH EACH FUND HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH OF ITS PORTFOLIOS.

ARTICLE IX.4. Representations and Warranties.

(a) Representations and Warranties of Each Fund. Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to each Fund at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company under the 1940 Act; and (ii) the execution, delivery and performance by the Fund of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund's corporate charter, Declaration of Trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.

(b) Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian to open-end management investment companies under the provisions of the 1940 Act; (ii) the execution, delivery and performance by the Custodian of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Custodian's corporate charter, or other organizational document, or bylaws, or any amendment thereof, (iii) the Custodian is a "Qualified Foreign Bank" (as defined in Rule 17f-5), a "US Bank" (as defined in Rule 17f-5) or an entity which by order of the SEC or by no-action letter of the staff of the SEC is exempt from meeting the requirements of an "Eligible Foreign Custodian" (as set forth in Rule 17f-5), (iv) the Custodian qualifies as a "Primary Custodian" (as defined in Rule 17f-7) and accepts the responsibilities thereof, (iv) the Custodian has entered into policies, bonds or similar arrangements which provide the types and minimum amounts of insurance and related coverage set forth in Section 2.29 hereof and such policies, bonds or similar arrangements are in full force and effect; and (v) the Custodian has in place a business continuity/disaster recovery plan and facilities which, in the event of a disaster affecting the Custodian, will be sufficient to enable the Custodian to resume and continue to perform its obligations under this Agreement without undue delay or disruption.

ARTICLE IX.5. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between each Fund and the Custodian.

ARTICLE IX.6. Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (a) Appendix "A" listing the Portfolios of each Fund for which the Custodian serves as custodian may be amended from time to time to add one or more Portfolios for one or more Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Appendix "A", and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian; (b) Appendix "A" may be amended from time to time to delete one or more Portfolios (but less than all of the Portfolios) of one or more of the Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Appendix "A", in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and each applicable Fund in writing; (c) Appendix "B" listing Foreign Subcustodians, Eligible Securities Depositories, Special Subcustodians and Additional Custodians approved by any Fund may be amended from time to time to add or delete one or more Foreign Subcustodians, Eligible Securities Depositories, Special Subcustodians or Additional Custodians for a Fund or Funds by either party's execution and delivery to the other party hereto of an amended Appendix "B", in which case such amendment shall take effect immediately upon execution by the other party hereto; (d) Appendix "C" setting forth the procedures relating to the Custodian's security interest with respect to each Fund may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (e) Appendix "D" listing the Central Funds and Fund of Funds Portfolios for which the Custodian serves as custodian may be amended from time to time to add or delete one or more of the Central Funds or Fund of Funds Portfolios, by each applicable Fund's or Portfolio's execution and delivery to the Custodian of an amended Appendix "D", and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian and (f) Appendix "E" listing the Transfer Agent Accounts and Foreign Exchange Accounts for which the Custodian serves as custodian may be amended from time to time to add or delete one or more Bank Accounts, by each applicable Fund's or Portfolio's execution and delivery to the Custodian of an amended Appendix "E" and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian.

ARTICLE IX.7. Interpretation. In connection with the operation of this Agreement, the Custodian and any Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.

ARTICLE IX.8. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

ARTICLE IX.9. Governing Law. Insofar as any question or dispute may arise in connection with the custodianship of foreign securities pursuant to an agreement with a Foreign Subcustodian that is governed by the laws of the State of New York, the provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, provided that in all other instances this Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, in each case without giving effect to principles of conflicts of law.

ARTICLE IX.10. Notices. Except in the case of Proper Instructions or Special Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid to the parties at the following addresses:

(a)	If to any Fund:
c/o Fidelity Management & Research Company
82 Devonshire Street
Boston, Massachusetts 02109
Attn: Treasurer of the Fidelity Funds
	Telephone:	(617) 563-7000
	Facsimile:	(617) 476-4195
(b)	If to the Custodian:
Brown Brothers Harriman & Company
40 Water Street
Boston, MA 02109
Attn: Robert D. Stewart, Vice President
	Telephone:	617-772-1465
	Facsimile:	617-742-7145

or to such other address as a Fund or the Custodian may have designated in writing to the other.

ARTICLE IX.11. Assignment. This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section 7.01 hereof, neither the Custodian nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

ARTICLE IX.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Fund, this Agreement shall become effective when one or more counterparts have been signed and delivered by such Fund and the Custodian.

ARTICLE IX.13. Consent to Recording. Each Fund and the Custodian hereby agree that each may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence in any proceedings relating to this Agreement.

ARTICLE IX.14. Confidentiality; Reporting under Securities Exchange Act of 1934. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any (a) information that is required to be disclosed by judicial or administrative process or otherwise by applicable law or regulation (provided that the party intending to disclose information pursuant to any such requirement shall provide written notice to the other party as far in advance of making such disclosure as practicable, but only to the extent such notice is permissible), (b) information that is publicly available when disclosed (other than information that becomes publicly available through a breach of this Agreement), (c) information that is required to be disclosed to any bank examiner of the Custodian or any Subcustodian, or (d) information that is required to be disclosed to any auditor of the parties hereto or to proxy voting vendors, in either case, provided that such auditors or proxy voting vendors are subject, by law or agreement, to duties of confidentiality at least as extensive as those set forth in this Agreement. In addition, the Custodian shall record all Fund accounts held by the Custodian as beneficial owners objecting to disclosure of identities and holdings for purposes of the Securities Exchange Act of 1934 and any rules thereunder, including but not limited to Rule 14b-2, and shall limit its disclosure with respect to the Funds pursuant to such provisions to the approximate total number of such beneficial owners. The Custodian shall promptly notify the applicable Fund any time any information concerning such Fund is disclosed by the Custodian or any Subcustodian to any third party if such disclosure is made in violation of the foregoing provisions of this Section 9.14.

ARTICLE IX.15. Survival of Obligations. The provisions of Sections 9.01, 9.02, 9.03, 9.09, and 9.14, Section 2.28, Section 3.04, Section 7.01, Article V and Article VI hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

ARTICLE IX.16. Additional Services. If the Funds engage the Custodian to provide any custodial services in addition to the services described herein, the terms of this Agreement shall govern the provision of such services, unless otherwise agreed to by the parties in writing.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies Listed on Appendix "A" Attached Hereto, on Behalf of each of Their Respective Portfolios	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Brown Brothers Harriman & Company
By: /s/ Christine Reynolds		By: /s/ W. Casey Gildea
Name: Christine Reynolds		Name: W. Casey Gildea
Title: Treasurer		Title: Senior Vice President

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF JANUARY 1, 2007

Trust	Fund	Effective Date
Fidelity Advisor Series I	Fidelity Advisor Fifty Fund	January 1, 2007
Fidelity Advisor Series I	Fidelity Advisor Large Cap Fund	January 1, 2007
Fidelity Advisor Series I	Fidelity Advisor Mid Cap Fund	January 1, 2007
Fidelity Advisor Series I	Fidelity Advisor Value Strategies Fund	January 1, 2007
Fidelity Advisor Series VII	Fidelity Advisor Energy Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Emerging Asia Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor International Capital Appreciation Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Value Leaders Fund	January 1, 2007
Fidelity Capital Trust	Fidelity Capital Appreciation Fund	January 1, 2007
Fidelity Capital Trust	Fidelity Small Cap Independence Fund	January 1, 2007
Fidelity Capital Trust	Fidelity Stock Selector Fund	January 1, 2007
Fidelity Commonwealth Trust	Fidelity Large Cap Stock Fund	January 1, 2007
Fidelity Commonwealth Trust	Fidelity Small Cap Stock Fund	January 1, 2007
Fidelity Congress Street Fund	Fidelity Congress Street Fund	January 1, 2007
Fidelity Contrafund	Fidelity Advisor New Insights Fund	January 1, 2007
Fidelity Contrafund	Fidelity Contrafund	January 1, 2007
Fidelity Devonshire Trust	Fidelity Real Estate Investment Portfolio	January 1, 2007
Fidelity Devonshire Trust	Fidelity Utilities Fund	January 1, 2007
Fidelity Exchange Fund	Fidelity Exchange Fund	January 1, 2007
Fidelity Financial Trust	Fidelity Independence Fund	January 1, 2007
Fidelity Hastings Street Trust	Fidelity Discovery Fund	January 1, 2007
Fidelity Investment Trust	Fidelity Canada Fund	January 1, 2007
Fidelity Investment Trust	Fidelity China Region Fund	January 1, 2007
Fidelity Investment Trust	Fidelity Global Balanced Fund	January 1, 2007
Fidelity Investment Trust	Fidelity Japan Smaller Companies	January 1, 2007
Fidelity Investment Trust	Fidelity Latin America Fund	January 1, 2007
Fidelity Investment Trust	Fidelity Nordic Fund	January 1, 2007
Fidelity Mt. Vernon Street Trust	Fidelity Growth Company Fund	January 1, 2007
Fidelity Mt. Vernon Street Trust	Fidelity Aggressive Growth Fund	January 1, 2007
Fidelity Puritan Trust	Fidelity Balanced Fund	January 1, 2007
Fidelity Puritan Trust	Fidelity Low-Priced Stock Fund	January 1, 2007
Fidelity Securities Fund	Fidelity Blue Chip Value Fund	January 1, 2007
Fidelity Securities Fund	Fidelity OTC Portfolio	January 1, 2007
Fidelity Select Portfolios	Air Transportation Portfolio	January 1, 2007
Fidelity Select Portfolios	Automotive Portfolio	January 1, 2007
Fidelity Select Portfolios	Banking Portfolio	January 1, 2007
Fidelity Select Portfolios	Biotechnology Portfolio	January 1, 2007
Fidelity Select Portfolios	Brokerage and Investment Management Portfolio	January 1, 2007
Fidelity Select Portfolios	Chemicals Portfolio	January 1, 2007
Fidelity Select Portfolios	Communications Equipment Portfolio	January 1, 2007
Fidelity Select Portfolios	Computers Portfolio	January 1, 2007
Fidelity Select Portfolios	Construction and Housing Portfolio	January 1, 2007
Fidelity Select Portfolios	Consumer Discretionary Portfolio	January 1, 2007
Fidelity Select Portfolios	Consumer Staples Portfolio	January 1, 2007
Fidelity Select Portfolios	Defense and Aerospace Portfolio	January 1, 2007
Fidelity Select Portfolios	Electronics Portfolio	January 1, 2007
Fidelity Select Portfolios	Energy Portfolio	January 1, 2007
Fidelity Select Portfolios	Energy Service Portfolio	January 1, 2007
Fidelity Select Portfolios	Environmental Portfolio	January 1, 2007
Fidelity Select Portfolios	Financial Services Portfolio	January 1, 2007
Fidelity Select Portfolios	Gold Portfolio	January 1, 2007
Fidelity Select Portfolios	Health Care Portfolio	January 1, 2007
Fidelity Select Portfolios	Home Finance Portfolio	January 1, 2007
Fidelity Select Portfolios	Industrial Equipment Portfolio	January 1, 2007
Fidelity Select Portfolios	Industrials Portfolio	January 1, 2007
Fidelity Select Portfolios	Insurance Portfolio	January 1, 2007
Fidelity Select Portfolios	IT Services Portfolio	January 1, 2007
Fidelity Select Portfolios	Leisure Portfolio	January 1, 2007
Fidelity Select Portfolios	Materials Portfolio	January 1, 2007
Fidelity Select Portfolios	Medical Delivery Portfolio	January 1, 2007
Fidelity Select Portfolios	Medical Equipment and Systems Portfolio	January 1, 2007
Fidelity Select Portfolios	Multimedia Portfolio	January 1, 2007
Fidelity Select Portfolios	Natural Gas Portfolio	January 1, 2007
Fidelity Select Portfolios	Natural Resources Portfolio	January 1, 2007
Fidelity Select Portfolios	Networking and Infrastructure Portfolio	January 1, 2007
Fidelity Select Portfolios	Paper and Forest Products Portfolio	January 1, 2007
Fidelity Select Portfolios	Pharmaceuticals Portfolio	January 1, 2007
Fidelity Select Portfolios	Retailing Portfolio	January 1, 2007
Fidelity Select Portfolios	Software and Computer Services Portfolio	January 1, 2007
Fidelity Select Portfolios	Technology Portfolio	January 1, 2007
Fidelity Select Portfolios	Telecommunications Portfolio	January 1, 2007
Fidelity Select Portfolios	Transportation Portfolio	January 1, 2007
Fidelity Select Portfolios	Utilities Growth Portfolio	January 1, 2007
Fidelity Select Portfolios	Wireless Portfolio	January 1, 2007
Variable Insurance Products Fund II	Contrafund Portfolio	January 1, 2007
Variable Insurance Products Fund III	Mid Cap Portfolio	January 1, 2007
Variable Insurance Products Fund IV	International Capital Appreciation Portfolio	January 1, 2007
Variable Insurance Products Fund IV	Value Leaders Portfolio	January 1, 2007

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF January 1, 2007

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A.	Additional Custodians
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH

C.	Foreign Subcustodians:
Country	Foreign Subcustodian	Eligible Securities Depositories
Argentina	Citibank, N.A., Buenos Aires	Caja de Valores, S.A.;
	BankBoston, N.A., Buenos Aires	Central de Registracion y
Liquidacion de Instrumentos
de Endeudamiento Publico (CRYL)

Australia	National Australia Bank Ltd., Melbourne	Austraclear
ASX Settlement and Transfer Corporation Pty Ltd. (ASTC)

Austria	Bank Austria AG	Oesterreichische Kontrollbank
Aktiengesellschaft (OEKB)

Bahrain	HSBC Bank Middle East, Bahrain

Bangladesh	Standard Chartered Bank, Dhaka

Belgium	ING Bank Belgium, S.A.	Caisse Interprofessionnelle de Depot et Virements de Titres (CIK)

National Bank of Belgium

Bermuda	HSBC	Bermuda Securities Depository (BSD)

Botswana	Stanbic Bank Botswana Ltd.

Brazil	BankBoston, N.A., Sao Paulo	Central de Custodia e Liquidacao Financeira de Titulos (CETIP)
	Citibank, N.A., Sao Paulo	Sistema Especial de Liquidacao e Custodian (SELIC)
Companhia Brasleira de Liquidacao e Custodia (CBLC)

Bulgaria	ING Bank N.V. , SOFIA (ING)	Bulgarian National Bank
Central Security Depository AD

Canada	RBC Dexia Investor Services Trust	Canadian Depository for Securities,
Ltd., (CDS)

Chile	Citibank, N.A., Santiago	Deposito Central de Valores, S.A.
(DCV)

China-Shanghai	Standard Chartered Bank, Shanghai	China Securities Depository and Clearning Company Limited (CSDCC) - Shanghai Branch
HSBC, Shanghai

China- Shenzhen	Standard Chartered Bank, Shenzhen	China Securities Depository and Clearning Company Limited (CSDCC) - Shenzhen Branch

Colombia	Cititrust Colombia , S.A., Sociedad Fiduciaria, Bogota	Deposito Central de Valores (DCV)
Deposito Centralizado de Valores
(DECEVAL)

Costa Rica	Banco BCT SA	Central de Valores de la Bolsa Nacional de Valores (CEVAL)

Croatia	Bank Austria Creditanstalt	Central Depository Agency Inc. (Sredisnja Depozitama Agencija)

Cyprus	The Cyprus Popular Bank Ltd.	Cyprus Stock Exchange

Czech Republic	Citibank, A.S.	Stredisko Cennych Papiru (SCP)
Czech National Bank

Denmark	Den Danske Bank, Copenhagen	Danish Securities Centre-Valerdipapircentralen (VP)
Nordea Bank Danmark A/S

Egypt	Citibank, N.A., Cairo	Misr for Clearing, Settlement
and Depository
Bank of Egypt

Estonia	Nordea Bank Finland PLC	Estonian Central Depository for Securities Ltd. (Eesti Vaartpaberite Keskdepositoorium)

Finland	Nordea Bank Finland PLC	Suomen Arvopaperikeskus Oy (APK)
Svenska Handelsbanken

France	BNP Paribas Securities Services S.A.	EUROCLEAR France
CACEIS Bank

Germany	BNP Paribas, Frankfurt	Clearstream Banking Frankfurt (CBF)
Deutsche Bank AG

Ghana	Barclays Bank of Ghana Ltd

Greece	HSBC Bank Plc, Athens Branch	Apotherion Titlon A.E.

The Bank of Greece

Hong Kong	The Hongkong & Shanghai Banking	Hong Kong Securities Clearing Company Limited
	Standard Chartered Bank (SCB), Hong Kong	The Central Money Market Unit

Hungary	Citibank Budapest, Rt.	Keler

Iceland	Landsbanki Island HF	Icelandic Securities Depository Limited

India	Citibank, N.A., Mumbai	National Securities Depository
	Deutsche Bank	Limited
	HongKong and Shanghai Banking Corp. Ltd (HSBC)	Central Depository Services (India) Limited (CDSL)
Reserve Bank of India

Indonesia	Citibank, N.A., Jakarta	PT Kustodian Sentral Efek Indonesia
Bank Indonesia

Ireland	Bank of Ireland Securities Services (BOISS)	CREST

Israel	Bank Hapoalim, B.M.	Tel-Aviv Stock Exchange
	Mizrahi Tefahot Bank Ltd.	(TASE) Clearinghouse Ltd.

Italy	BNP Paribas, Milan	Monte Titoli S.P.A.
Citibank, N.A., Milan
2S Banca SpA

Jamaica	CIBC Trust and Merchant Bank Jamaica	Jamaica Central Securities Depository

Japan	The Bank of Tokyo-Mitsubishi, Ltd.,	Japan Securities Depository Center, Inc., (JASDEC, Inc.)
	Sumitomo Mitsui Banking Corporation	Bank of Japan
HongKong & Shanghai Banking Corp., Ltd. (HSBC)

Jordan	HSBC Bank Middle East	Jordan Securities Depository Center

Kazakhstan	SB HSBC Bank Kazakhstan CJSC	Kazakhstan Central Securities Depository (CSD)

Kenya	Stanbic Bank Kenya, Limited, Nairobi	Central Bank of Kenya
for The Standard Bank of South Africa, Limited (SBSA)

Latvia	Nordea Bank plc Riga Branch	Bank of Latvia
Latvian Central Depository

Lebanon	HSBC Bank MIddle East, Lebanon	Banque du Liban (the Central Bank of Lebanon)
Midclear

Lithuania	Nordea Bank Finland Plc	Central Securities Depository of Lithuania (CSDL)

Luxembourg	Kredietbank Luxembourg (KBL)

Malaysia	HSBC Bank Malaysia Berhad (HBMB)	BursaMalaysian Central Depository Sdn. Bhd.
Bank Negara Malaysia

Malawi	Stanbic Bank Zimbabwe Ltd

Malta	HSBC Bank Malta Plc	Malta Stock Exchange/Central Securities Depository

Mauritius	Hongkong & Shanghai Banking Corp., Ltd., Port Louis	Bank of Mauritius
Central Depository & Settlement Company Ltd.

Mexico	Banco Santander Mexicano SA (BSM)	S.D. Indeval, SA de CV
Banamex, Mexico

Morocco	Attijariwafa Bank	MAROCLEAR

Namibia	Standard Bank Namibia Ltd., Windhoek

Netherlands	Fortis Bank	Euroclear Nederland

New Zealand	National Australia Bank Ltd., Auckland	New Zealand Central Securities
Depository Limited (NZCDS)

Nigeria	Stanbic Bank Nigeria Limited	Central Securities Clearing System Limited (CSCS)

Norway	DnB NOR ASA	Verdipapirsentralen ASA (VPC)
Nordea Bank Norge ASA

Oman	HSBC Bank Middle East, Oman	Muscat Depository & Securities Registration Company, MDSRC

Pakistan	Standard Chartered Bank, Karachi	The Central Depository Company of Pakistan Limited
State Bank of Pakistan

Palestine	HSBC Bank Middle East, PAA	Central Depository System of the Palestine Securities Exchange, Ltd.

Panama	HSBC Bank (Panama) S.A.	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Citibank, N.A., Lima	CAVALI ICLV S.A.

Philippines	HSBC	Philippine Depository Trust Corporation (PCD)

The Registry of Scripless Securities

Poland	Bank Handlowy W Warxzawie SA (a member of Citigroup)	Central Register for Treasury Bills
	Bank Polska Kasa Opieki SA (BPKO)	National Depository for Securities

Portugal	BNP Paribas Sucursal em Portugal	Central de Valores Mobiliarios e Sistema de Liquidacao e Compensacao
Central Bank of Portugal

Qatar	HSBC Bank Middle East	Doha Securities Market

Romania	ING Bank NV, Bucharest	Bucharest Stock Exchange
National Bank of Romania
SNCDD - Societatea Nationala de Compensare, Decontare si Depozitare pentru Valori Mobiliare S.A.

Russia	Citibank, Moscow	Bank for Foreign Trade of the Russian Federation (VTB)
	ING Bank Eurasia ZAO (INGE)	Depository Clearing Company
National Depository Center

Singapore	Hongkong & Shanghai Banking	Central Depository Pte Ltd. (CDP)
	Corp., Ltd., Singapore	Monetary Authority of Singapore
Standard Chartered Bank (SCB) Singapore
Development Bank of Singapore

Slovakia	ING Bank NV, Bratislava	Centralny Depozitar Cennych Papierov a.s. (CSD)
National Bank of Slovakia

Slovenia	Bank Austria Creditanstalt dd LjubLjana	Central Klirnisko Depotna Drozba
KDD

South Africa	FirstRand Bank Limited	The Central Depository (Pty) Ltd.
	Standard Bank of South Africa (SBSA)	Share Transaction Totally Electronic
South Korea		Korean Security Depository

Spain	Banco Bilbao Vizcaya Argentaria SA (BBVA)	IBERCLEAR
BNP Paribas Securities Services, Madrid
Societe Generale Madrid
Caceis Bank Espana S.A.

Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository System (CDS)
Colombo

Swaziland	Standard Bank Swaziland, Limited,

Sweden	Skandinaviska Enskilda Banken, Stockholm	Swedish Central Securities Depository & Clearing Organization

Switzerland	UBS AG	SIS SegaInterSettle AG (SIS)
Credit Suisse First Boston (CSFB)

Taiwan	Standard Chartered Bank, Taipei	Taiwan Securities Central Depository Co., Ltd (TSCD)
Central Trust of China
HongKong and Shanghai Banking Corp. Ltd (HSBC) Taiwan
JPMorgan Chase Bank, Taipei Branch

Thailand	Hongkong & Shanghai Banking Corp. Ltd.,	Thailand Securities Depository
	Bangkok	Company (TSD)
Bank of Thailand

Transnational		Clearstream Euroclear
Trinidad and Tobago	Republic Bank Limited	Trinidad & Tobago Central Bank Trinidad and Tobago Central Securities Depository

Tunisia	Banque Internationale Arabe de Tunisie (BIAT)	Societe Tunisenne Interprofessionnelle de Compensatio et de Depot des Valeurs Mobileres

Turkey	Citibank, N.A., Istanbul	Central Bank of Turkey
Takasbank

Ukraine	ING Bank Ukraine	Interregional Securities Union MFS
National Bank of Ukraine

United Arab Emirates	HSBC Bank Middle East UAE	Dubai Financial Markets (DFM)

United Kingdom	HSBC Plc	Central Moneymarkets Office
	Deutsche Bank AG London	CREST

United States	BBH	The Depository Trust (DTC)
HSBC, NY

Uruguay	BankBoston, N.A. Montevideo	Banco Central (Central Bank of Uruguay)

Venezuela	Citibank, N.A., Caracas	The Caja Venezolana de
	Banco Venezolano De Credito (BVC)	Valores (CVV)
Central Bank of Venezuela

Vietnam	Hongkong and Shanghai Banking Corporation Ltd. (HSBC), Ho Chi Minh City Branch	Ho Chi Minh City Securities Trading Center/Vietnam (STC)

Zambia	Stanbic Bank Zambia Ltd., Lusaka	Lusaka Stock Exchange Central Shares Depository Ltd.
The Bank of Zamibia

Zimbabwe	Stanbic Bank Zimbabwe Ltd., Harare

APPENDIX C

TO THE

CUSTODIAN AGREEMENT

BETWEEN

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

AND

BROWN BROTHERS HARRIMAN & COMPANY

DATED AS OF JANUARY 1, 2007

PROCEDURES RELATING TO CUSTODIAN'S SECURITY INTEREST

As security for any Overdrafts (as defined in the Custodian Agreement) of any Portfolio, the applicable Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a security interest in Collateral (as hereinafter defined), under the terms, circumstances and conditions set forth in this Appendix "C".

Section 1. Defined Terms. As used in this Appendix "C" the following terms shall have the following respective meanings:

(a) "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business.

(b) "Collateral" shall mean, with respect to any Portfolio, securities held by the Custodian on behalf of the Portfolio having a fair market value (as determined in accordance with the procedures set forth in the prospectus for the Portfolio) equal to the aggregate of all Overdraft Obligations of such Portfolio: (i) identified in any Pledge Certificate executed on behalf of such Portfolio; or (ii) designated by the Custodian for such Portfolio pursuant to Section 3 of this Appendix "C". Such securities shall consist of marketable securities held by the Custodian on behalf of such Portfolio or, if no such marketable securities are held by the Custodian on behalf of such Portfolio, such other securities designated by the applicable Fund in the applicable Pledge Certificate or by the Custodian pursuant to Section 3 of this Appendix "C".

(c) "Overdraft Obligations" shall mean, with respect to any Portfolio, the amount of any outstanding Overdraft(s) provided by the Custodian to such Portfolio together with all accrued interest thereon.

(d) "Pledge Certificate" shall mean a Pledge Certificate in the form attached to this Appendix "C" as Schedule 1 executed by a duly authorized officer of the applicable Fund and delivered by such Fund to the Custodian by facsimile transmission or in such other manner as the applicable Fund and the Custodian may agree in writing.

(e) "Release Certificate" shall mean a Release Certificate in the form attached to this Appendix "C" as Schedule 2 executed by a duly authorized officer of the Custodian and delivered by the Custodian to the applicable Fund by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.

(f) "Written Notice" shall mean a written notice executed by a duly authorized officer of the party delivering the notice and delivered by facsimile transmission or in such other manner as the applicable Fund and the Custodian shall agree in writing.

Section 2. Pledge of Collateral. To the extent that any Overdraft Obligations of a Portfolio are not satisfied by the close of business on the first Business Day following the Business Day on which the applicable Fund receives Written Notice requesting security for such Overdraft Obligation and stating the amount of such Overdraft Obligation, the applicable Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a first priority security interest, by delivering to the Custodian, a Pledge Certificate executed by such Fund on behalf of such Portfolio describing the applicable Collateral. Such Written Notice may, in the discretion of the Custodian, be included within or accompany the Overdraft Notice relating to the applicable Overdraft Obligations.

Section 3. Failure to Pledge Collateral. In the event that the applicable Fund shall fail: (a) to pay, on behalf of the applicable Portfolio, the Overdraft Obligation described in such Written Notice; (b) to deliver to the Custodian a Pledge Certificate pursuant to Section 2; or (c) to identify substitute securities pursuant to Section 6 upon the sale or maturity of any securities identified as Collateral, the Custodian may, by Written Notice to the applicable Fund specify Collateral which shall secure the applicable Overdraft Obligation. Such Fund, on behalf of any applicable Portfolio, hereby pledges, assigns and grants to the Custodian a first priority security interest in any and all Collateral specified in such Written Notice; provided that such pledge, assignment and grant of security shall be deemed to be effective only upon receipt by the applicable Fund of such Written Notice.

Section 4. Delivery of Additional Collateral. If at any time the Custodian shall notify a Fund by Written Notice that the fair market value of the Collateral securing any Overdraft Obligation of one of such Fund's Portfolios is less than the amount of such Overdraft Obligation, such Fund, on behalf of the applicable Portfolio, shall deliver to the Custodian, within one (1) Business Day following the Fund's receipt of such Written Notice, an additional Pledge Certificate describing additional Collateral. If such Fund shall fail to deliver such additional Pledge Certificate, the Custodian may specify Collateral which shall secure the unsecured amount of the applicable Overdraft Obligation in accordance with Section 3 of this Appendix C.

Section 5. Release of Collateral. Upon payment by a Fund, on behalf of one of its Portfolios, of any Overdraft Obligation secured by the pledge of Collateral, the Custodian shall promptly deliver to such Fund a Release Certificate pursuant to which the Custodian shall release Collateral from the lien under the applicable Pledge Certificate or Written Notice pursuant to Section 3 having a fair market value equal to the amount paid by such Fund on account of such Overdraft Obligation. In addition, if at any time a Fund shall notify the Custodian by Written Notice that such Fund desires that specified Collateral be released and: (a) that the fair market value of the Collateral securing any Overdraft Obligation shall exceed the amount of such Overdraft Obligation; or (b) that the Fund has delivered a Pledge Certificate substituting Collateral for such Overdraft Obligation, the Custodian shall deliver to such Fund, within one (1) Business Day following the Custodian's receipt of such Written Notice, a Release Certificate relating to the Collateral specified in such Written Notice.

Section 6. Substitution of Collateral. A Fund may substitute securities for any securities identified as Collateral by delivery to the Custodian of a Pledge Certificate executed by such Fund on behalf of the applicable Portfolio, indicating the securities pledged as Collateral.

Section 7. Security for Individual Portfolios' Overdraft Obligations. The pledge of Collateral by a Fund on behalf of any of its individual Portfolios shall secure only the Overdraft Obligations of such Portfolio. In no event shall the pledge of Collateral by one of a Fund's Portfolios be deemed or considered to be security for the Overdraft Obligations of any other Portfolio of such Fund or of any other Fund.

Section 8. Custodian's Remedies. Upon (a) a Fund's failure to pay any Overdraft Obligation of an applicable Portfolio within thirty (30) days after receipt by such Fund of a Written Notice demanding security therefore, and (b) one (1) Business Day's prior Written Notice to such Fund, the Custodian may elect to enforce its security interest in the Collateral securing such Overdraft Obligation, by taking title to (at the then prevailing fair market value), or selling in a commercially reasonable manner, so much of the Collateral as shall be required to pay such Overdraft Obligation in full. Notwithstanding the provisions of any applicable law, including, without limitation, the Uniform Commercial Code, the remedy set forth in the preceding sentence shall be the only right or remedy to which the Custodian is entitled with respect to the pledge and security interest granted pursuant to any Pledge Certificate or Section 3. Without limiting the foregoing, the Custodian hereby waives and relinquishes all contractual and common law rights of set off to which it may now or hereafter be or become entitled with respect to any obligations of any Fund to the Custodian arising under this Appendix "C" to the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Appendix to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies Listed on Appendix "A", on Behalf of each of Their Respective Portfolios	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Brown Brothers Harriman & Company
By: /s/ Christine Reynolds		By: /s/ W. Casey Gildea
Name: Christine Reynolds		Name: W. Casey Gildea
Title: Treasurer		Title: Senior Vice President

SCHEDULE 1

TO

APPENDIX "C"

PLEDGE CERTIFICATE

This Pledge Certificate is delivered pursuant to the Custodian Agreement, dated as of January 1, 2007 (the "Agreement"), between [ ] (the "Fund") and Brown Brothers Harriman & Company (the "Custodian"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to [Section 2 or Section 4] of Appendix "C" attached to the Agreement, the Fund, on behalf of [ ] (the "Portfolio"), hereby pledges, assigns and grants to the Custodian a first priority security interest in the securities listed on Exhibit "A" attached to this Pledge Certificate (collectively, the "Pledged Securities"). Upon delivery of this Pledge Certificate, the Pledged Securities shall constitute Collateral, and shall secure all Overdraft Obligations of the Portfolio described in that certain Written Notice dated, delivered by the Custodian to the Fund. The pledge, assignment and grant of security in the Pledged Securities hereunder shall be subject in all respect to the terms and conditions of the Agreement, including, without limitation, Sections 7 and 8 of Appendix "C" attached thereto.

IN WITNESS WHEREOF, the Fund has caused this Pledge Certificate to be executed in its name, on behalf of the Portfolio this day of ____________.

\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	[FUND], on Behalf of [Portfolio]

By:
Name:
Title:

EXHIBIT "A"

TO

PLEDGE CERTIFICATE

Issuer	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Type of Security	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Certificate/CUSIP Numbers	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Number of Shares

SCHEDULE 2

TO

APPENDIX "C"

RELEASE CERTIFICATE

This Release Certificate is delivered pursuant to the Custodian Agreement, dated as of January 1, 2007 (the "Agreement"), between [ ] (the "Fund") and Brown Brothers Harriman & Company (the "Custodian"). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement. Pursuant to Section 5 of Appendix "C" attached to the Agreement, the Custodian hereby releases the securities listed on Exhibit "A" attached to this Release Certificate from the lien under the [Pledge Certificate dated ___________, or the Written Notice delivered pursuant to Section 3 of Appendix "C" dated _________ ].

IN WITNESS WHEREOF, the Custodian has caused this Release Certificate to be executed in its name and on its behalf this ____ day of ___________.

\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Brown Brothers Harriman & Company
By:
Name:
Title:

EXHIBIT "A"

TO

RELEASE CERTIFICATE

Issuer	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Type of Security	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Certificate/CUSIP Numbers	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Number of Shares

APPENDIX D

TO THE

CUSTODIAN AGREEMENT

BETWEEN

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

AND

BROWN BROTHERS HARRIMAN & COMPANY

DATED AS OF JANUARY 1, 2007

A.	Central Funds
Trust	Fund
Fidelity Central Investment Portfolios LLC	Fidelity 1-3 Year Duration Securitized Bond Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity 2-5 Year Duration Securitized Bond Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Discretionary Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Staples Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Corporate Bond 1-5 Year Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Corporate Bond 1-10 Year Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Energy Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Financials Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Floating Rate Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Health Care Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund 1
Fidelity Central Investment Portfolios LLC	Fidelity Industrials Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Information Technology Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Materials Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Mortgage Backed Securities Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Specialized High Income Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Tactical Income Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Telecom Services Central Fund
Fidelity Central Investment Portfolios LLC	Fidelity Utilities Central Fund
Fidelity Garrison Street Trust	Fidelity Money Market Central Fund
Fidelity Garrison Street Trust	Fidelity Ultra-Short Central Fund
Fidelity Garrison Street Trust	Fidelity Cash Central Fund
Fidelity Garrison Street Trust	VIP Investment Grade Central Fund
Fidelity Revere Street Trust	Fidelity Cash Central Fund
Fidelity Revere Street Trust	Fidelity Municipal Cash Central Fund
Fidelity Revere Street Trust	Fidelity Securities Lending Cash Central Fund
Fidelity Revere Street Trust	Fidelity Tax-Free Cash Central Fund
B.	Fund of Funds
Trust	Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2005 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2010 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2015 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2020 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2025 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2030 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2035 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2040 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2045 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom 2050 Fund
Fidelity Aberdeen Street Trust	Fidelity Advisor Freedom Income Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2000 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2005 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2010 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2015 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2020 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2025 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2030 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2035 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2040 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2045 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom 2050 Fund
Fidelity Aberdeen Street Trust	Fidelity Freedom Income Fund
Variable Insurance Products Fund IV	Freedom 2005 Portfolio
Variable Insurance Products Fund IV	Freedom 2010 Portfolio
Variable Insurance Products Fund IV	Freedom 2015 Portfolio
Variable Insurance Products Fund IV	Freedom 2020 Portfolio
Variable Insurance Products Fund IV	Freedom 2025 Portfolio
Variable Insurance Products Fund IV	Freedom 2030 Portfolio
Variable Insurance Products Fund IV	Freedom Income Portfolio
Variable Insurance Products Fund IV	Freedom Lifetime Income I Portfolio
Variable Insurance Products Fund IV	Freedom Lifetime Income II Portfolio
Variable Insurance Products Fund IV	Freedom Lifetime Income III Portfolio
Variable Insurance Products Fund IV	FundsManager 20% Portfolio
Variable Insurance Products Fund IV	FundsManager 50% Portfolio
Variable Insurance Products Fund IV	FundsManager 70% Portfolio
Variable Insurance Products Fund IV	FundsManager 85% Portfolio
Variable Insurance Products Fund IV	Investor Freedom 2005 Portfolio
Variable Insurance Products Fund IV	Investor Freedom 2010 Portfolio
Variable Insurance Products Fund IV	Investor Freedom 2015 Portfolio
Variable Insurance Products Fund IV	Investor Freedom 2020 Portfolio
Variable Insurance Products Fund IV	Investor Freedom 2025 Portfolio
Variable Insurance Products Fund IV	Investor Freedom 2030 Portfolio
Variable Insurance Products Fund IV	Investor Freedom Income Portfolio

APPENDIX E

TO THE

CUSTODIAN AGREEMENT

BETWEEN

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

AND

BROWN BROTHERS HARRIMAN & COMPANY

DATED AS OF: JANUARY 1, 2007

TRANSFER AGENT ACCOUNTS

Bank Account Operating Name	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Bank Account Number

FOREIGN EXCHANGE ACCOUNTS

Bank Account Operating Name	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Bank Account Number